Research Triangle Institute

RTI International, Global Supply Chain

PO Box 12194, 3040 Cornwallis Road

Research Triangle Park, NC 27709-2194

Master Service Agreement Number 888-12-16-09

Subcontract Number 8-312-0214131-52812

Subcontractor Information Precision Opinion, Inc. 101 Convention Center Drive, Plaza 124 101 Convention Center Drive, Plaza 124 Las Vegas, Nevada 89109 United States

Subcontract Information

Subcontract Amount           $559,728

Funded Amount                   $275,610

Period of Performance          02/06/17 - 09/30/18

Subcontract Type                 Fixed Price

Purchase Order Number       52812

Taxpayer ID Number             26-0534872

Subcontractor Size and Socio-Economic status: If a Small Business**, check ALL that apply and enter appropriate NAICS Number*, NAICS:___________
[ ] Small Business Concern (SB) [ ] Small Disadvantaged Business. [Including Black-, Asian Pacific-, Subcontinent Asian·, Native-, Hispanic American-owned SBs or active 8(a)] [ ] Woman-Owned SB	[ ] Veteran-Owned SB [ ] Service-Disabled Veteran-Owned SB [ ] HUBZone (Historically Underutilized Business Zone) certified SB [ ] Alaska Native Corporation Indian Tribe

If not a Small Business, check one.

[X] Large [  ] Non-Profit [  ] Foreign/Other(Including Govt) [  ] HBCU/MI***

*North American Industry Classification System (NAICS) online search: www.census.ooy/eos/www/na1cs. **Small Business definitions and size standards are available in the Federal Acquisition Regulation 52,219·8 and 13 CFR Part 121; HUBZone SB must be certified by SBA (www.sam.gpy and www.sba.gov/size). Under 15 U.S.C. 645(d), any person who misrepresents Its size status shall (1) be punished by a fine, imprisonment, or both; (2) be subject to administrative remedies; and (3) be ineligible for participation in programs conducted under the authority of the Small Business Act. **** Historically Black Colleges and University (HBCU} or Minority Institutions (Ml).

Prime Contract Info: State of NY Contract C028511 2017 -2018 New York State Quarterly Tobacco Study - ATS CFDA Number (if applicable)

This Subcontract is between Research Triangle Institute, under the trade name RTI International (hereinafter referred to as RTI), a nonprofit organization, and Precision Opinion, Inc., acting as an independent contractor and not as an agent of RTI, (referred to throughout as “Subcontractor’’). Subcontractor agrees to deliver all items and perform all services In accordance with the following Subcontract Appendices:

●	Appendix A: Special Contract Requirements
●	Appendix B: Prime Agreement Flowdown Provisions
●	Appendix C: Statement of Work/Budget
●	Appendix D: Invoice Summary Template

This Subcontract embodies the entire agreement between RTI and Subcontractor and supersedes all other agreements either written or oral. Officials signing this Subcontract certify that they have legal authority to enter into binding agreements on behalf of their organizations.

Subcontractor Contractual Personnel;		RTI Contractual Personnel;
Bruce Baum	702/483-4000	Abbey Boggs	919-316-3141

Project Manager;		Project Manager;
Guthrie Rebel	702/483-4000	Dr Matthew Farrelly	919-541-6852
Signature:	/s/ Bruce Baum	Signature:	/s/ Terry George-Waterfield
Typed Name:	Bruce Baum	Typed Name:	Terry George-Waterfield
Title:	COO/CFO	Title:	Manager, Supply Chain Specialist
Date:	2/17/17	Date:

Table of Contents

Appendix A: Special Contract Requirements (SCRs)	3
SCR 1 Type of Subcontract/Funding	3
SCR 2 Payment Schedule	3
SCR 3 Period of performance	5
SCR 4 Designation of Contractual Representatives	5
SCR 5 Key Personnel	5
SCR 6 Additional Invoice Instructions	5
SCR 7 Equal Opportunity Compliance	5
Appendix B: Prime Agreement Flowdown Provisions	6
Appendix Statement of Work/Budget	9
Appendix D: Invoice summary Template	15

Appendix A: Special Contract Requirements (SCRs)

SCR 1. Type of subcontract/Funding

This is a Firm Fixed Price Subcontract in the amount of $559,728.00, for the completion of all the work requirements found in Appendix D, Statement of Work/Budget. Upon completion and RTI acceptance of the work specified herein, the Subcontractor will submit lnvoice(s) in accordance with the Payment Schedule set forth below. In addition to any other available remedies, if, in the opinion of RTI, Subcontractor fails to perform in accordance with the terms of this Subcontract, the RTI Subcontract Administrator may refuse or limit approval of any invoices for payment, and may cause payments to Subcontractor to be reduced or withheld until such time as RTI determines that Subcontractor has met the performance terms as established by the Subcontract.

SCR 2. Payment Schedule

The Subcontractor shall provide the services/supplies set forth in Appendix D, Statement of Work, and will invoice RTI in accordance with the following Payment Schedule:

Deliverables	Charge Code	Amount	Date
Task 1 Q2 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.004.007.001	$9,698.53	4/28/2017
Task 1 Q2 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.004.007.001	$9,698.53	5/31/2017
Task 1 Q2 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$9,992.44	6/30/2017
Task 1 Q2 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.004.007.001	$18,011.57	4/28/2017
Task 1 Q2 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.004.007.001	$18,011.57	5/31/2017
Task 1 Q2 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$18,557.36	6/30/2017
Task 1 Q2 ATS 2017: ABS Sample call-in Data Collection & Data Delivery	0214131.000.004.007.001	$10,300	6/30/2017

Task 1 Q3 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,282.74	7/31/2017
Task 1 Q3 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,282.74	8/31/2017
Task 1 Q3 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,564.02	9/29/2017
Task 1 Q3 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,239.37	7/31/2017
Task 1 Q3 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,239.37	8/31/2017
Task 1 Q3 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$17,761.76	9/29/2017
Task 1 Q3 ATS 2017: ABS Sample call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,300	9/29/2017
Contract Year 4 Subtotal (Quarters 2-3)		$184,940

Task 1 Q4 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,282.74	10/31/2017
Task 1 Q4 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,282.74	11/30/2017
Task 1 Q4 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,564.02	12/31/2017
Task 1 Q4 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,239.37	10/31/2017
Task 1 Q4 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,239.37	11/30/2017
Task 1 Q4 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$17,761.76	12/29/2017
Task 1 Q4 ATS 2017: ABS Sample call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,300	12/29/2017

Overall Year 4 Budget Amount (Quarters 2-4)		$275 610

Deliverables	Charge Code	Amount	Date
Task 1 Ql ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60	1/31/2018
Task 1 Ql ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60	2/28/2018
Task 1 Ql ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90	3/30/2018
Task 1 Ql ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39	1/31/2018
Task 1 Ql ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39	2/28/2018
Task 1 Ql ATS 2018 Cell: Anal 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12	3/30/2018
Task 1 Ql ATS 2018: ABS Sample call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900	3/30/2018

Task 1 Q2 ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60	4/30/2018
Task 1 Q2 ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60	5/31/2018
Task 1 Q2 ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90	6/29/2018
Task 1 Q2 ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39	4/30/2018
Task 1 Q2 ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39	5/31/2018
Task 1 Q2 ATS 2018 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12	6/29/2018
Task 1 Q2 ATS 2018: ABS Sample call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900	6/29/2018

Task 1 Q3 ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60	7/31/2018
Task 1 Q3 ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60	8/31/2018
Task 1 Q3 ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90	9/28/2018
Task 1 Q3 ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39	7/31/2018
Task 1 Q3 ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39	8/31/2018
Task 1 Q3 ATS 2018 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12	9/28/2018
Task 1 Q3 ATS 2018: ABS Sample call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900	9/28/2018

Contract Year/Overall Year 5 Budget Amount (Quarters 1-3)		$284,118

SCR 3. Period of Performance

The period of performance for this Subcontract shall begin on February 06, 2017 and continue through September 30, 2018 in accordance with the Appendix B, Standard Terms and Conditions and Appendix D, Statement of Work.

SCR 4. Designation of Contractual Representatives

A.	Abbey Boggs is hereby designated as the RTI Subcontract Administrator and is the only one with the authority to direct changes under this Subcontract. All notices shall be in writing and addressed as follows:

For RTI	For subcontractor
Abbey Boggs	Bruce Baum
Global Supply Chain	Precision Opinion, Inc.
SSES Subcontracts	101 Convention Center Drive Plaza 124
RTI International	Las Vegas, Nevada 89109 United States
P.O. Box 12194	Phone: 702/483-4000
Research Triangle Park, NC 27709-2194	Email: bbaum@precisionopinion.com
Phone: 919-316-3141
Email: aboggs@rti.org

B.	Toe RTI Principal Investigator/Project Manager assigned to this Subcontract Is Dr Matthew Farrelly.

C.	Invoices are to be submitted to RTI’s Accounts Payable Department via electronic mail at the following address: Accounting@rti.org.

SCR 5. Key Personnel

A.	Mr. Guthrie Rebel is considered essential to the work being performed under this Subcontract. By mutual agreement, the list of key personnel may be amended from time to time during the course of this Subcontract to either add or delete key personnel as appropriate.

B.	During the first ninety (90) calendar days of performance, Subcontractor shall make no substitutions of key personnel unless the substitution is necessitated by illness, death, or termination of employment. Subcontractor shall notify the RTI Subcontract Administrator within ten (10) calendar days after the occurrence of any of these events and provide the information required by Paragraph C below. After the Initial ninety (90) calendar day period, Subcontractor shall submit the information required by Paragraph C to the RTI Subcontract Administrator at least ten (10) calendar days prior to making any permanent substitutions.

C.	Prior to diverting the above-named personnel to other programs, Subcontractor shall submit a justification (including the reason for the requested substitution and resumes of the proposed replacement key personnel) in sufficient detail to permit evaluation of the impact of the requested substitution on the program. Proposed substitutes should have comparable qualifications to those of the persons being replaced. The RTI Subcontract Administrator will notify Subcontractor of RTI’s decision about the substitutions within twenty (20) calendar days after receipt of all required information.

SCR 6. Additional Invoice Instructions

In addition to the invoice instructions set forth in the above-mentioned Master Service Agreement, Subcontractor shall submit an invoice summary page as incorporated herein with each invoice submission. Subcontractor may use its own invoice summary format if such is substantially similar to the template provided in this Subcontract.

SCR 7. Equal Opportunity Compliance {Applicable to subcontracts funded via Federal contracts}

During the performance of this Subcontract, Subcontractor agrees to comply with all Federal, state and local laws respecting discrimination in employment and non-segregation of facilities including, but not limited to, applicable provisions of Executive Order (herein “E.O.”) 11246, Rehabilitation Act of 1973, Vietnam Era Veterans’ Readjustment Assistance Act of 1974, E.O. 13496 and respective regulations Including 41 CFR 60-1.4, 41 CFR 61-300.10, 29 CFR Part 471 Appendix A to Subpart A, 41 CFR 60-300.5       (Subcontractor and lower-tier subcontractors and vendors shall abide by the requirements of 41 CFR 60—300.5(a) if if/when this Subcontract exceeds $100,000. This regulation prohibits discrimination against qualified protected veterans, and requires affirmative action by covered prime contractors, subcontractors, lower-tier subcontractors and vendors to employ and advance In employment qualified protected veterans) and 41 CFR 60-741.5 (Subcontractor and lower-tier subcontractors and vendors shall abide by the requirements of 41 CFR 60—741.5(a) if/when this Subcontract exceeds $10,000. This regulation prohibits discrimination against qualified Individuals on the basis of disability, and requires affirmative action by covered prime contractors, subcontractors, lower-tier subcontractors and vendors to employ and advance in employment qualified individuals with disabilities.).

The above-mentioned referenced regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, or national origin. Moreover, these regulations require that covered prime contractors, subcontractors, lower-tier subcontractors and vendors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, national origin, protected veteran status or disability.

These equal opportunity clauses, and the employee notification clause, are hereby incorporated by reference.

Appendix B: Prime Agreement Flowdown Provisions

The following provisions included in this Appendix are contained In RTI’s prime agreement and shall be applicable to this Agreement. Subcontractor agrees to flow down all provisions contained herein to any and all lower-tier subcontractors. In the event this Appendix contains a Business Associate Provision, the term “Covered Entity” shall mean “RTI.”

The following instances are exceptions to the general rules as provided above:

1.	Where it is clear, by the context of the provision itself or the conditions under which it is being applied, that the reference is intended to specifically refer to Subcontractor, its officers or agents;

2.	Where access to proprietary financial information or other proprietary data is required

1.	NON-DISCRIMINATION REQUIREMENTS

To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other New York State (“state”) and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it nor its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

2.	WAGE AND HOURS PROVISIONS

If this is a public work contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor’s employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law. Additionally, effective April 28, 2008, if this is a public work contract covered by Article 8 of the Labor Law, the Contractor understands and agrees that the filing of payrolls in a manner consistent with Subdivision 3-a of Section 220 of the Labor Law shall be a condition precedent to payment by the State of any State approved sums due and owing for work done upon the project.

3.	INTERNATIONAL BOYCOTT PROHIBITION

In accordance with Section 220-f of the Labor Law and Section 39-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (SO USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract’s execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

4.	RECORDS

The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, “the Records”). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the “Statute”) provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently Identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State’s right to discovery in any pending or future litigation.

5.	EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN

In accordance with Section 312 of the Executive Law and 5 NYCRR 143, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement In excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then the following shall apply and by signing this agreement the Contractor certifies and affirms that it is Contractor’s equal employment opportunity policy that: (a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, shall make and document its conscientious and active efforts to employ and utilize minority group members and women in its work force on State contracts and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation; (b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the Contractor’s obligations herein; and (c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status. Contractor will Include the provisions of “a”, “b”, and “c” above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the “Work”) except where the Work Is for the beneficial use of the Contractor. Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal Jaw concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the Imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Department of Economic Development’s Division of Minority and Women’s Business Development pertaining hereto.

6.	PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS

The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of Section 165 of the State Finance Law, (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.

7.	PROCUREMENT LOBBYING

To the extent this agreement is a “procurement contract” as defined by State Finance Law Sections 139-j and 139-k, by signing this agreement the contractor certifies and affirms that all disclosures made in accordance with State Finance Law Sections 139-j and 139-k are complete, true and accurate. In the event such certification is found to be intentionally false or intentionally incomplete, the State may terminate the agreement by providing written notification to the Contractor in accordance with the terms of the agreement.

8.	CERTIFICATION OF REGISTRATION TO COLLECT SALES AND COMPENSATING USE TAX BY CERTAIN STATE CONTRACTORS, AFFILIATES AND SUBCONTRACTORS

To the extent this agreement is a contract as defined by Tax Law Section 5-a, if the contractor fails to make the certification required by Tax Law Section 5-a or if during the term of the contract, the Department of Taxation and Finance or the covered agency, as defined by Tax Law 5-a, discovers that the certification, made under penalty of perjury, is false, then such failure to file or false certification shall be a material breach of this contract and this contract may be terminated, by providing written notification to the Contractor in accordance with the terms of the agreement, if the covered agency determines that such action is in the best interest of the State.

9.	NO SUBCONTRACTING

Subcontracting by the contractor shall not be permitted except by prior written approval of the Department of Health, via the RTI Task Order Administrator. All subcontracts shall contain provisions specifying that the work performed by the subcontractor must be in accordance with the terms of included In this Contract, and that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in this Contract.

10.	CONFIDENTIALITY CLAUSES

A. Any materials, articles, papers, etc., developed by the Contractor under or in the course of performing this Contract shall contain the following, or similar acknowledgment: “Funded by the New York State Department of Health”. Any such materials must be reviewed and approved by the State, via the RTI Task Order Administrator, for conformity with the policies and guidelines for the New York State Department of Health prior to dissemination and/or publication. It is agreed that such review will be conducted in an expeditious manner. Should the review result in any unresolved disagreements regarding content, the Contractor shall be free to publish in scholarly journals along with a disclaimer that the views within the Article or the policies reflected are not necessarily those of the New York State Department of Health. The Department reserves the right to disallow funding for any educational materials not approved through its review process.

B. Any publishable or otherwise reproducible material developed under or in the course of performing this Contract, dealing with any aspect of performance under this Contract, or of the results and accomplishments attained in such performance, shall be the sole and exclusive property of the State, and shall not be published or otherwise disseminated by the Contractor to any other party unless prior written approval is secured from the State or under circumstances as indicated in paragraph 1 above. Any and all net proceeds obtained by the Contractor resulting from any such publication shall belong to and be paid over to the State. The State shall have a perpetual royalty-free, nonexclusive and irrevocable right to reproduce, publish or otherwise use, and to authorize others to use, any such material for governmental purposes.

C. No report, document or other data produced in whole or in part with the funds provided under this Contract may be copyrighted by the Contractor or any of its employees, nor shall any notice of copyright be registered by the Contractor or any of its employees in connection with any report, document or other data developed pursuant to this Contract.

D. All reports, data sheets, documents, etc. generated under this contract shall be the sole and exclusive property of the Department of Health. Upon completion or termination of this Contract, the Contractor shall deliver to the Department of Health upon its demand all copies of materials relating to or pertaining to this Contract. The Contractor shall have no right to disclose or use any of such material and documentation for any purpose whatsoever, without the prior written approval of the Department of Health or Its authorized agents.

E. The Contractor, its officers, agents and employees and subcontractors shall treat all information, which is obtained by it through its performance under this Contract, as confidential information to the extent required by the laws and regulations of the United States and laws and regulations of the State of New York.

11.	PROVISIONS RELATED TO IRAN DIVESTMENT ACT

As a result of the Iran Divestment Act of 2012 (Act), Chapter 1 of the 2012 Laws of New York, a provision has been added to the State Finance Law (SFL), § 165-a, effective April 12, 2012. Under the Act, the Commissioner of the Office of General Services (OGS) has developed a list (prohibited entities list) of “persons” who are engaged in “investment activities in iran” (both are defined terms in the law). Pursuant to SFL § 165-a(3)(b), the initial list has been posted on the OGS website at http://www.ogs.ny.goy/about/regs/docs/ListofEntities.pdf. By entering into this Contract, Contract (or any assignee) certifies that it will not utilize on such Contract any subcontractor that is identified on the prohibited entitles list. Additionally, Contractor agrees that should it seek to renew or extend the Contract, it will be required to certify at the time the Contract is renewed or extended that it is not included on the prohibited entitles list. Contractor also agrees that any proposed Assignee of the Contract will be required to certify that it is not on the prohibited entitles list before the New York State Department of Health may approve a request for Assignment of Contract. During the term of the Contract, should New York state Department of Health receive information that a person is in violation of the above referenced certification, New York State Department of Health will offer the person an opportunity to respond. If the person fails to demonstrate that it has ceased its engagement in the investment which is in violation of the Act within 90 days after the determination of such violation, then New York State Department of Health shall take such action as may be appropriate including, but not limited to, imposing sanctions, seeking compliance, recovering damages, or declaring the Contractor in default. New York State Department of Health reserves the right to reject any request for assignment for an entity that appears on the prohibited entitles list prior to the award of a contract, and to pursue a responsibility review with respect to any entity that is awarded a contract and appears on the prohibited entities list after contract award.

Appendix C: Statement of Work/Budget

This Scope of Work contains the work requirements for data collection on the 2017/2018 New York State Quarterly Tobacco Study - ATS. The subcontractor will be responsible for all aspects of data collection, as detailed below.

2017/2018 data collection, will consist of 3 quarterly studies, per year in the State of New York.

●	A dual frame RDD study of landlines and cell phones.
●	263 land line and 487 cell phone interviews per quarter, with adults 18 plus years in the State of New York.
●	Personnel overseeing the project through 2018 - Glynis Kennedy, Senior Vice President of Client Services.

Scope of Work:

The tasks that the subcontractor would be required to perform are:

Work with RTI to program and pre-test the CATI front-end, interview, and back-end scripts based on the final specifications provided from RTI. The instrument will once again be designed to be completed using computer assisted telephone interviewing (CATI) methodology only.

●	Runs quarterly (data collection runs ~8-10 weeks)
●	750 completes/quarter: 487 cell completes, 263 landline completes
●	RTI provides the sample. Landline sample members would receive a lead letter mailed by RTI
●	Interviews conducted in both English/Spanish (RTI would provide Spanish translation of instrument)
●	Respondents receive a $10 incentive (RTI would send Incentives)
●	Interview length: 20 to 25 minutes
●	Would need dedicated toll-free line with capacity to handle inbound calls
●	Outbound phone number must display a NY area code
●	Recruit, train, supervise interviewing staff (RTI would provide project-specific training materials)
●	AAPOR response rates of 20-30% expected for landline/cell samples
●	Maintain calling procedures consistent with the Behavioral Risk Factor surveillance System (BRFSS) survey protocol. This includes making a minimum of 10 call attempts for all sampled landline phone numbers that have not been finalized. The calls will include at least one attempt during a weekend, one attempt during a weekday, and one attempt during a weeknight. Call attempts beyond 10 should only be made when the call history indicates further attempts are likely to result in productive contact with an eligible housing unit. For cell phone numbers, cases will have up to 10 call attempts. If an appointment is generated for a case, an additional 10 attempts will be allowed to complete the case.
●	Conduct approximately 80% of interviews during night/weekend hours, and the other 20% during weekday hours.
●	Provide interviewer supervision and monitoring - general guideline is 15% of interviewing hours for supervision and 10% of interviewing hours for monitoring
●	Conduct refusal conversion efforts for sample members who initially decline participation
●	Provide RTI with weekly production reports that include the disposition of all sampled cases and other key data collection results
●	Provide preliminary SPSS data set after first 100 or so interviews completed, for quality checking purposes
●	Provide incentive file every two weeks with names and addresses of survey participants eligible for incentive check
●	Within two weeks of the completion of data collection, deliver a final cleaned SPSS data file. All CATI data, including preloaded sample data, front end screening data, and final sample dispositions must be Included. A codebook with all variable and value labels for all data elements must be included with the final data file.

During the fielding of the ATS, an ATS online survey will be concurrently running (fielded at RTI). ABS sample is used for this online survey and sample members will receive an invite via mail. In the third survey Invite sent, RTI will be offering sample members the option to do the survey either online or by phone (via call-in to Precision). Additional items needed to support this effort:

●	An additional 1-800 number dedicated solely to this effort
●	We estimate that at a maximum Precision would be completing 100 surveys with these participants. However, it is expected that Precision will receive a higher count of call-ins than 100
●	The screener will be similar to the screener already programmed for the ATS, though with some changes. Enough changes are anticipated that a separate screener will need to be created for this effort. The next birthday method will be used for the selection procedure
●	The main Instrument will be similar to the instrument already programmed for the ATS, though with some screen deletions at the end for collecting contact information and a change to the end screen.
●	There is no incentive for the online survey, thus no incentive for this phone component.
●	A sample file will not be provided for this study. Blank cases need to be set up. Call-ins will have a code which they give to the interviewer to enter in during the screener. This would be the unique identifier (in place of a phone number)
●	In case we need to call people back (people leaving voicemail messages to participate after hours, break-off during interview, etc.), we are allowing up to 10 callbacks max. We can evaluate on a case by case basis further if we need to go beyond 10 to finish up the interview
●	The usual case management system items like message attempts/call back attempt Information as well as call disposition codes will be collected
●	This component will be delivered in a separate data file at the end of data collection

Milestone Payment Schedule

Milestone Date % of contract Amount

Deliverables	Charge Code	Amount	Date
Task 1 Q2 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.004.007.001	$9,698.53	4/28/2017
Task 1 Q2 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.004.007.001	$9,698.53	5/31/2017
Task 1 Q2 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$9,992.44	6/30/2017
Task 1 Q2 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.004.007.001	$18,011.57	4/28/2017
Task 1 Q2 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.004.007.001	$18,011.57	5/31/2017
Task 1 Q2 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$18,557.36	6/30/2017
Task 1 Q2 ATS 2017: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.004.007.001	$10,300	6/30/2017

Task 1 Q3 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,282.74	7/31/2017
Task 1 Q3 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,282.74	8/31/2017
Task 1 Q3 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,564.02	9/29/2017
Task 1 Q3 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,239.37	7/31/2017
Task 1 Q3 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,239.37	8/31/2017
Task 1 Q3 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$17,761.76	9/29/2017
Task 1 Q3 ATS 2017: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,300	9/29/2017
Contract Year 4 Subtotal (Quarters 2-3)		$184 940

Task 1 Q4 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,282.74	10/31/2017
Task 1 Q4 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,282.74	11/30/2017
Task 1 Q4 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,564.02	12/31/2017
Task 1 Q4 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,239.37	10/31/2017
Task 1 Q4 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,239.37	11/30/2017
Task 1 Q4 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$17,761.76	12/29/2017
Task 1 Q4 ATS 2017: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,300	12/29/2017

Overall Year 4 Budget Amount (Quarters 2-4)		$275,610

Deliverables	Charge Code	Amount	Date
Task 1 Q1 ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60	1/31/2018
Task 1 Q1 ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60	2/28/2018
Task 1 Q1 ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90	3/30/2018
Task 1 Q1 ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39	1/31/2018
Task 1 Q1 ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39	2/28/2018
Task 1 Q1 ATS 2018 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12	3/30/2018
Task 1 Q1 ATS 2018: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900	3/30/2018

Task 1 Q2 ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60	4/30/2018
Task 1 Q2 ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60	5/31/2018
Task 1 Q2 ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90	6/29/2018
Task 1 Q2 ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39	4/30/2018
Task 1 Q2 ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39	5/31/2018
Task 1 Q2 ATS 2018 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12	6/29/2018
Task 1 Q2 ATS 2018: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900	6/29/2018

Task 1 Q3 ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60	7/31/2018
Task 1 Q3 ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60	8/31/2018
Task 1 Q3 ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90	9/28/2018
Task 1 Q3 ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39	7/31/2018
Task 1 Q3 ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39	8/31/2018
Task 1 Q3 ATS 2018 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12	9/28/2018
Task 1 Q3 ATS 2018: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900	9/28/2018

Contract Year/Overall Year 5 Budget Amount (Quarters 1-3 )		$284,118

Task:	Tobacco Survey (2017)
Adults 18 Plus - New York State
N=750 N=263
Landline - N=487 Mobile
800 Number Inbound Component
Estimate N=100
Quarterly Study (2, 3 & 4)

Staff	Project Title	Rate	Hours	Cost
Labor
Direct Labor
Data Collection	Interview Phone	18.00	640	11,520
Data Collection	Interview Mobile	18.00	2,180	39,240
Data Collection	Monitor - Outbound & Inbound	15.00	367	5,499
Data Collection	Supervisor	15.00	451	6,768
Data Collection	Project Management	75.00	60	4,500
Data Collection	Administration - Inbound Calls/800 Line	16.00	250	4,000
Data Collection	Interview Phone Inbound	18.00	350	6,300
Data Collection	Labor Burden	1.10	4,298	4,728
Training	Interviewer	13.00	180	2,340
Training	Supervisor	15.00	85	1,275
Data Management	SPSS / ACSII / DAT Files / Out-Inbound Reports	75.00	45	3,375
Data Management	Programming English - Additional Screener	75.00	45	3,375
Data Management	Programming Spanish	75.00	18	1,350

	Subtotal Labor		4,298	94,270
Fringe Benefits	0%			0
	Total Labor		4,298	94,270

Subtotal Estimated Cost				94,270

Total Estimated Cost	Q2			$94,270

Data Management	Quarterly Programming Revisions	75.00	15	1,125.00

	Cost for Quarters 3 & 4, Per Quarter			$90,670

	Total Cost Per Year			$275,610.00

Task:	Tobacco Survey (2018)
Adults 18 Plus - New York State
N=750 N=263
Landline - N=487 Mobile
800 Number Inbound Component
Estimate N=100
Quarterly Study (1, 2 & 3)

Staff	Project Title	Rate	Hours	Cost
Labor
Direct Labor
Data Collection	Interview Phone	18.00	680	12,240
Data Collection	Interview Mobile	18.00	2,270	40,860
Data Collection	Monitor - Outbound & Inbound	15.00	384	5,753
Data Collection	Supervisor	15.00	472	7,080
Data Collection	Project Management	75.00	62	4,650
Data Collection	Administration - Inbound Calls/800 Line	16.00	265	4,240
Data Collection	Interview Phone Inbound	18.00	370	6,660
Data Collection	Labor Burden	1.10	4,503	4,953
Training	Interviewer	13.00	192	2,496
Training	Supervisor	15.00	85	1,275
Data Management	SPSS / ACSII / DAT Files / Out-Inbound Reports	75.00	45	3,375
Data Management	Programming - Quarterly Revisions	75.00	15	1,275

	Subtotal Labor		4,503	94,706

Fringe Benefits	0%			0
	Total Labor		4,503	94,706

Subtotal Estimated Cost				94,706

Total Estimated Cost	Q1			$94,706

	Cost for Quarters 2 & 3, Per Quarter			$94,670

	Total Cost Per Year			$284,118.00

Appendix E: Invoice Summary Template

INVOICE SUMMARY

Precision Opinion, Inc.	Date Prepared:
101 Convention Center Drive, Plaza 124	Billing Period:
Las Vegas, Nevada 89109 United States
Phone: 702/483-4000	Invoice #:
	Vendor #:	041504

RTI International	Subcontract #:	8-312-0214131-52812
ATTN: Accounts payable	Purchase Order #:	52812
P.O. Box 12106	Release #
Research Triangle Park, NC 27709	Prime Contract #:	C028511
Phone: 919-541-5877 E-mail: accounting@rti.org	Contract Amount:	$559,728.00
	Funded Amount:	$275,610.00

Invoice Summary

Task # or Activity Name	RTl Task number	Amount
Task 1 Q2 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.004.007.001	$9,698.53
Task 1 Q2 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.004.007.001	$9,698.53
Task 1 Q2 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$9,992.44
Task 1 Q2 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.004.007.001	$18,011.57
Task 1 Q2 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.004.007.001	$18,011.57
Task 1 Q2 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$18,557.36
Task 1 Q2 ATS 2017: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.004.007.001	$10,300.00

Task 1 Q3 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.004.007.001	$9,282.74
Task 1 Q3 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.004.007.001	$9,282.74
Task 1 Q3 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$9,564.02
Task 1 Q3 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.004.007.001	$17,239.37
Task 1 Q3 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.004.007.001	$17,239.37
Task 1 Q3 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$17,761.76
Task 1 Q3 ATS 2017: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.004.007.001	$10,300.00

Task 1 Q4 ATS 2017 Landline: Launch & First 33% of Data Collection	0214131.000.004.007.001	$9,282.74
Task 1 Q4 ATS 2017 Landline: Second 33% of Data Collection	0214131.000.004.007.001	$9,282.74
Task 1 Q4 ATS 2017 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$9,564.02
Task 1 Q4 ATS 2017 Cell: Launch & First 33% of Data Collection	0214131.000.004.007.001	$17,239.37
Task 1 Q4 ATS 2017 Cell: Second 33% of Data Collection	0214131.000.004.007.001	$17,239.37
Task 1 Q4 ATS 2017 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.004.007.001	$17,761.76
Task 1 Q4 ATS 2017: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.004.007.001	$10,300.00

Task 1 Q1 ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60
Task 1 Q1 ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60
Task 1 Q1 ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90
Task 1 Q1 ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39
Task 1 Q1 ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39
Task 1 Q1 ATS 2018 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12
Task 1 Q1 ATS 2018: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900.00

Task 1 Q2 ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60
Task 1 Q2 ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60
Task 1 Q2 ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90
Task 1 Q2 ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39
Task 1 Q2 ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39
Task 1 Q2 ATS 2018 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12
Task 1 Q2 ATS 2018: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900.00

Task 1 Q3 ATS 2018 Landline: Launch & First 33% of Data Collection	0214131.000.005.007.001	$9,679.60
Task 1 Q3 ATS 2018 Landline: Second 33% of Data Collection	0214131.000.005.007.001	$9,679.60
Task 1 Q3 ATS 2018 Landline: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$9,972.90
Task 1 Q3 ATS 2018 Cell: Launch & First 33% of Data Collection	0214131.000.005.007.001	$17,976.39
Task 1 Q3 ATS 2018 Cell: Second 33% of Data Collection	0214131.000.005.007.001	$17,976.39
Task 1 Q3 ATS 2018 Cell: Final 34% of Data Collection & Data Delivery	0214131.000.005.007.001	$18,521.12
Task 1 Q3 ATS 2018: ABS Sample Call-in Data Collection & Data Delivery	0214131.000.005.007.001	$10,900.00